APPLEBEE'S INTERNATIONAL, INC.
                 AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT
                          (stock ownership guidelines)
             (Officer Participants in the Executive Retirement Plan)



     This  Restricted  Stock  Award  Agreement  (the  "Agreement")  is made this
<<Date>>  with <<Name>>  (the  "Grantee")  and evidences the grant by Applebee's
International, Inc. (the "Company") of a Restricted Stock Award (the "Award") to the Grantee on the date hereof (the "Grant Date") under the Applebee's
International, Inc. Amended and Restated 1995 Equity Incentive Plan (the "Plan"), in accordance with the Company's Stock Ownership Guidelines. By executing this Agreement, the Grantee agrees to be bound in accordance with the provisions of the Plan. Defined terms used but not defined herein shall have the same meaning as used in the Plan.

1.     Shares Awarded and Restrictions on Shares.  The Grantee is hereby awarded
       <<Number_of_shares>> shares of the Company's common stock, $.01 par value
       (the "Restricted Shares"), which are subject to forfeiture and to the restriction on the rights of sale and transfer set forth in this document and further subject to the terms and conditions of the Plan, the
       provisions  of  which  are  hereby   incorporated  in  this  document  by
       reference.

2. Sale or Transfer Restrictions. Except as set forth in Paragraph 6 below, all Restricted Shares shall be held by the Grantee without the rights of sale or transfer, and subject to forfeiture as provided in Paragraph 3 below; provided, however, that such restrictions shall lapse as of
       <<vest>> so long as on such date the Grantee  owns shares of common stock equal to or greater than the amounts required to be held by him/her as set forth in the Company's Stock Ownership Guidelines and is employed by the Company as of such date(s).

3. Employment and Stock Ownership Requirements. Except as provided in Paragraph 6 below, in the event the Grantee's employment with the Company or any of its Affiliates terminates prior to the date(s) specified in Paragraph 2, above, any portion of the Restricted Shares which remains restricted will be forfeited by the Grantee and become the property of the Company. For purposes of this document, an authorized leave of absence (authorized by the Company to the Grantee in writing) shall not be deemed a termination of employment hereunder. In addition, except as provided in Paragraph 6 below, if on the date(s) specified in Paragraph 2, above, the Grantee does not own shares of common stock equal to or greater than the amounts required to be held by him/her as set forth in the Company's Stock Ownership Guidelines, the Restricted Shares will be forfeited by the Grantee and become the property of the Company.

4. Issuance of Restricted Shares. Restricted Shares will be issued in the name of the Grantee and shall be held in escrow by the Company in accordance with the terms of the Plan. When the prohibited sale and transfer restrictions lapse under Paragraph 2, above, with respect to all or a portion of the Restricted Shares, provided the Restricted Shares have not been forfeited under Paragraph 3, above, the Company shall deliver to the Grantee the stock certificate for the Restricted Shares or such portion thereof. The Company is not acting as a fiduciary and has no obligations other than as set forth in the Plan and this Award. The Company may cancel the Restricted Shares if forfeited hereunder and the Grantee shall deliver herewith any instrument requested by the Company to effect such cancellation.

5. Voting and Other Rights of Restricted Shares. Upon the issuance of the Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company, including the right to receive dividends and to vote the Restricted Shares until the date as of which such shares may have been forfeited to the Company as provided in Paragraph 3 above. Notwithstanding the foregoing, in the event of any stock dividend, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to Restricted Shares prior to the date as of which the certificate for such Restricted Shares is to be delivered to the Grantee, such shares shall be held by the Company and shall become Restricted Shares.

6.     Acceleration of Release of Restrictions.

       (a) The forfeiture and prohibited sale and transfer restrictions on the Restricted Shares shall immediately lapse on the earliest of the following:

                  (i)      The Grantee's date of death;

                  (ii)     The Disability of the Grantee; or

                  (iii) The Grantee's Termination of Service by the Company Without Cause.

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

       (b) Upon Retirement of the Grantee, the effect on the Restricted Shares shall be as set forth in the terms of the Company's Executive Retirement Plan. "Retirement" shall mean the satisfaction of all conditions necessary for the Grantee to become entitled to receive benefits under the Company's Executive Retirement Plan.

       (c) "Without Cause" is defined as any Termination of Service of the Grantee, excluding the following:

                  (i) The Grantee is convicted of - or pleads guilty or nolo contendre to -any felony or any other criminal offense involving moral turpitude;

                  (ii)     The Grantee is  terminated  as a result of failure to
                           perform  his/her  in  a  manner   acceptable  to  the
                           Company;

                  (iii) The Grantee, in the Company's good faith belief, violates any applicable local, state or federal employment law, including, but not limited to, any anti-discrimination law; or

                  (iv) A Termination of Service of the Grantee due to Disability, death, or Retirement.

7. Taxes. The Grantee will be solely responsible for any federal, state or local income taxes imposed in connection with the granting of the Restricted Shares or the delivery of such shares pursuant thereto, and the Grantee authorizes the Company or any Affiliate to make any withholding for taxes which the Company or any Affiliate deems necessary or proper in connection therewith. Upon recognition of income by the Grantee with respect to the Award hereunder, the Company shall withhold taxes pursuant to Section 13 of the Plan.

8. Changes in Circumstances. It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Restricted Shares after the date hereof.

9. No Conflict. In the event of a conflict between this Award and the Plan, the provisions of the Plan shall govern.

10. Governing Law. This award shall be governed under the laws of the State of Kansas.

11. Change of Control. The effect of a Change in Control shall be as set forth in either the Change in Control and Noncompete Agreement entered into between Grantee and Company, or, in the event Grantee has not entered into a Change in Control and Noncompete Agreement, the Grantee's employment agreement with the Company. In the event the Grantee has not entered into either a Change in Control and Noncompete Agreement or an employment agreement with the Company (or Grantee has entered into an


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

       agreement but such agreement does not address the effect of a Change in Control on this Agreement), the effect of a Change in Control shall be as set forth in the Plan.

APPLEBEE'S INTERNATIONAL, INC.


--------------------------------------------
By:     Lloyd Hill
Title:  Chairman and Chief Executive Officer


ACKNOWLEDGMENT

     The undersigned Grantee acknowledges that he or she understands and agrees to be bound by each of the terms and conditions of this Award.


------------------------------------

<<Name>>


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